SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

Commission File Number: 333-144888

SN Strategies Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	01-0660195 (I.R.S. Employer Identification No.)
1077 Balboa Avenue, Laguna Beach, California (Address of principal executive offices)	92651 (Zip Code)
(714) 651-8000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 19, 2009, the holders of certain promissory notes (“Notes”) of SN Strategies Corp. (“Registrant”) surrendered the Notes and converted all unpaid principal and unpaid accrued interest due under the Notes into shares of the Registrant’s $.001 par value common stock as provided in the Notes. As of June 19, 2009, the total unpaid principal and unpaid accrued interest due under the Notes was approximately $43,272, which the holders of the Notes converted into 540,898 shares of common stock at a conversion price of $0.08 per share.  The Registrant issued the shares to the holders of the Notes in a transaction which the Registrant believes satisfies the conditions for the exemption from registration and prospectus delivery requirements of the Securities Act of 1933 (“Act”), which exemption is specified by the provisions of Section 4(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SN Strategies Corp.

June 23, 2009	By:	/s/ Michael Hawks
Michael Hawks
President, Secretary, Treasurer and a director